UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

United Development Funding IV

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54383	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051

(Address of principal executive offices)

(Zip Code)

(214) 370-8960

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2014, the Board of Directors of United Development Funding IV (the “Registrant”) appointed Stacey H. Dwyer as the Chief Operating Officer of the Registrant, effective February 17, 2014.

Ms. Dwyer, age 47, is joining the Registrant from D.R. Horton, Inc., a homebuilding company, where she served as the executive vice president since 2000 and as treasurer since 2003. Ms. Dwyer was primarily responsible for financial community relations, including banks, investors, rating agencies and analysts. Prior to joining D.R. Horton in 1991, Ms. Dwyer was an auditor with Ernst and Young, LLP. Ms. Dwyer is a certified public accountant and received a B.S. in accounting from Southeastern Oklahoma State University and an M.S. in accounting from the University of Texas at Arlington.

In connection with Ms. Dwyer’s appointment, Mr. David A. Hanson will step down from his role as the Registrant’s Chief Operating Officer. However, Mr. Hanson will remain the Registrant’s Chief Accounting Officer.

The appointment of Ms. Dwyer as Chief Operating Officer of the Registrant was not made pursuant to any arrangement or understanding between Ms. Dwyer and any other person, and Ms. Dwyer has not had any direct or indirect material interests in any transaction with the Registrant or in any currently proposed transaction to which the Registrant is a party.

Item 8.01	Other Events.

On February 5, 2014, the Registrant issued a press release announcing the appointment of Ms. Dwyer as Chief Operating Officer of the Registrant. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated February 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: February 5, 2014	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 5, 2014

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